                                                               Exhibit 10.16


         ROAMING AGREEMENT SUPPLEMENT ("SUPPLEMENT") FOR GSM AND/OR GPRS

                                     BETWEEN

                          AT&T WIRELESS SERVICES, INC.,
                         having its registered address:

                     7277 164th Avenue NE, Redmond WA 98052
          (hereinafter referred to as "A" or "AT&T Wireless" or "AWS")

                                       and

                       TRITON PCS OPERATING COMPANY L.L.C.
                         having its registered address:

                       1100 Cassatt Road, Berwyn, PA 19312
(hereinafter referred to as "B" or "Triton" and, together with A, AT&T Wireless or AWS, the "Parties")

The above mentioned Parties are parties to a certain Intercarrier Roamer Service Agreement dated as of the 4th day of February, 1998 (as amended to date, and as may be further amended from time to time, the "Roaming Agreement"). Such Parties hereby agree to supplement the Roaming Agreement by establishing GSM and GPRS Roaming between each other (and the related pricing therefor) when operating GSM or GPRS digital telecommunications services, all on the terms and conditions stated below.

In this Supplement is included the General Terms and Conditions for GSM and /or GPRS Roaming and the mutually agreed to portion of the Annexes (GSM Association Permanent Reference Documents AA.13 and AA.14).

The term "Agreement" used throughout the General Terms and Conditions for GSM and/or GPRS Roaming shall mean this Supplement and the General Terms and Conditions for GSM and/or GPRS Roaming as defined above.

The mutually agreed to portion of the Annexes, including the Overview of the Annex Structure, constitute an integral part of this Supplement. All notices, information and communication required under this Supplement shall be given as described in Annex C.1: Agreement Management Principles.

The targeted starting date for commercial Roaming in respect of this Supplement shall be December 1, 2002. However, both Parties have to confirm the actual commercial starting date for Roaming (the "Roaming Start Date") in written form after successful substantial completion of all necessary test procedures.

Date      10-3-02                           Date       10-4-02
     -----------------------                    -----------------------
     /s/ Robert Stokes                      /s/ David Clark
     ---------------------------            ---------------------------
     For AT&T Wireless Services, Inc.       for Triton PCS Operating Company L.L.C.
     Mr. Robert Stokes                      By: Triton Management Company, Inc., its manager
     Senior Vice President                  David Clark
     Corporate Development                  Executive Vice President

1.       PARTIES

         General Terms and Conditions for GSM and/or GPRS Roaming apply for the Parties who have signed this Supplement.

2.       INTRODUCTION

         The Parties have expressed their wish to supplement the Roaming Agreement for the establishment of Roaming Services between their GSM and /or GPRS networks (and the related pricing therefor) and it is therefore agreed as follows:

3.       DEFINITIONS

         For the purpose of this Supplement the following terms shall have the meanings set forth in their respective definitions, unless a different meaning is called for in the context of another provision in this
         Supplement:

3.1 "Date of this Supplement" shall mean the date as of which both Parties have signed this Supplement by their duly authorized representatives.

3.2 "Roaming Subscriber" shall mean a person or entity with valid subscription for use issued by one of the Parties and using a GSM SIM (Subscriber Identity Module) and/or a GSM USIM (Universal Subscriber Identity Module) who seeks GSM and/or GPRS service(s) in a geographic area outside the area served by its HPMN Operator.

3.3 "Technical Specifications" shall mean the technical specifications defined and adopted by 3GPP (Third Generation Partnership Project), including the ETSI technical specifications defined and adopted by 3GPP.

3.4 "GSM Association Plenary" shall mean the group of appointed representatives of the Signatories of the GSM Association.

3.5 "GSM Association Permanent Reference Documents" shall mean the documents that are established, recognized and classified as binding by the GSM Association Plenary.

3.6 "HPMN Operator" shall mean a Party who is providing Services to its subscribers in a geographic area where it holds a license or has a right to establish and operate a GSM and/or GPRS network.

3.7 "VPMN Operator" shall mean a Party who allows Roaming Subscribers to use its GSM and/or GPRS network(s).

3.8      "Roaming" shall include GSM and/or GPRS Roaming.

3.9 "TAP" shall mean Transferred Account Procedure as defined and described in GSM Association Permanent Reference Documents.

3.10 "Services" shall mean the services for GSM and/or GPRS Roaming as agreed upon by the Parties in AA.14 and may include:

3.10.1 Circuit Switched based services, hereinafter called "CS" and/or "GPRS CS" as specified in AA.14, Annex 1.2,; and/or

3.10.2 Packet Switched based services, hereinafter called "GPRS" and/or "GPRS PS" as specified in AA.14, Annex 1.2.

3.11 "GPRS Roaming" shall mean General Packet Radio Service Roaming, providing packet mode transmission between PMN's and interworking with external networks. GPRS Roaming allows the service subscriber to send and receive data in an end-to-end packet transfer mode, without utilizing network resources in circuit switched mode, outside of their HPMN. For the avoidance of doubt, and in accordance with the relevant licensing requirements, GPRS Roaming shall not prevent the user's operation of other GSM Services.

3.12 "GSM Roaming" shall mean GSM roaming which means providing circuit mode and packet mode transmission between PMN's. GSM Roaming allows the service subscriber to send and receive data in an end-to-end packet transfer mode outside their HPMN and also make circuit switched connections, such as voice calls.


4.       ANNEXES

         The Annexes are divided as set out in the Overview of the Annex Structure, in Common Annexes and in 2 sets of individual Annexes; one set for each operator.

5.       SCOPE OF THIS SUPPLEMENT

5.1 In respect of and subject to their licenses or rights and other national binding regulations to establish and operate GSM and/or GPRS networks, the Parties to this Supplement agree to establish Roaming between their GSM and/or GPRS network(s) in accordance with relevant Technical Specifications and GSM Association Permanent Reference Documents, including all the commercial aspects, as defined in the Annexes hereto or as may be amended from time to time.

5.2 Additional requirements and exceptions to the Technical Specifications and GSM Association Permanent Reference Documents, as agreed between the Parties, are detailed in the Annexes to this Supplement as may be amended from time to time.

5.3 Subject to each Party's respective national law, rules or regulations, nothing in this Supplement prevents a Party from offering its services within the EU, either directly or through service providers or agents outside its licensed area.

6.       IMPLEMENTATION OF THE NETWORK AND SERVICES

6.1      Network Implementation

         The Parties agree to comply with the relevant requirements and procedures of the GSM Association Permanent Reference Documents agreed by the GSM Association from time to time and as amended by the GSM Association from time to time.

6.2      Services

6.2.1 The Services provided by each Party are defined in Annex I.2 as may be amended from time to time.

6.2.4 6.2.2 The Services made available to individual Roaming Subscribers shall only be those for which the Roaming Subscribers have valid subscriptions in their HPMN. Both parties agree that the Roaming Subscribers, during Roaming, may experience conditions of service different from the conditions in their HPMN.

7.       MODIFICATIONS

7.1 This Supplement shall not limit each Party's ability to implement new Services or change its existing Services as it sees fit. Each Party agrees to use its best efforts to give the other Party at least four
         (4) weeks written notice of any major change which has an impact on Roaming.

7.2 Following such notice of change both Parties agree to discuss the impact of any such change for Roaming Subscribers including Roaming Subscribers access to these Services and the necessary actions to be performed, e.g. testing or administrative activities.

8.       CHARGING, BILLING AND ACCOUNTING

8.1      Charging and tariffs

         8.1.1 Both Parties agree that when a Roaming Subscriber uses the Services of the VPMN Operator, the Roaming Subscriber's HPMN Operator shall be responsible for payment of charges for the Services so used in accordance with the tariff of the VPMN Operator stated in Annex I.3.1. Subject to the other provisions of this Article 8, the Parties agree that, for the duration of this Supplement, the VPMN Operator tariffs for domestic Roaming shall be the following:

TRITON AS VPMN     AWS AS VPMN      TOLL RATE    GPRS RATE      SMS RATE
*****              *****            *****        *****          *****

         Tariffs for calls to international destinations are identified in Annex I.3.1.

8.1.2 However, the HPMN Operator shall not be liable for the payment of charges for chargeable Services provided by the VPMN Operator without Subscriber Identity Authentication as defined in GSM Association Permanent Reference Documents, except to the extent that the HPMN Operator actually recovers all charges due in relation to the Roaming Subscriber. In the case of re-authentication malfunction, procedures are further detailed in Annex I.5.2.

8.1.3 Notwithstanding the foregoing, the Service charges described above in any geographic area shall be reasonably competitive, taking into account price, coverage and quality, with the rates charged for comparable telecommunications services by other carriers in such geographic area, disregarding any carriers that do not service a material number of customers in such geographic area covered by this Supplement, and if such Service charges are not so competitive, such Service charges shall be reduced to a reasonably competitive rate for any such area served by a carrier offering a more competitive rate.

***** Certain information on this page has been omitted from this filing and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.1.4    *****

8.2      Implementation of TAP

         The implementation of TAP shall be done according to the GSM Association Permanent Reference Documents and the provisions set out in the Annex C.3.1.

8.3      Billing and Accounting

         The implementation of billing and accounting shall be done according to the GSM Association Permanent Reference Documents and the provisions set out in Annex C.3.2.

8.4 Any company that contracts with AWS for roaming administration may be deemed an Affiliate of AWS for the purposes of this Supplement upon the receipt of the written consent of Triton, which consent shall not be unreasonably withheld.

9.       CUSTOMER CARE

         The responsibilities of each Party concerning Customer Care are described in Annex C.4.

10.      CONFIDENTIALITY

10.1 The Parties agree that all aspects of the contents of this Supplement shall be treated as confidential and that no information in respect to the content of this Supplement shall be disclosed without the prior written consent of both of the Parties except as necessary to implement this Supplement and inform customers and except as otherwise provided in this Article 10.

10.2 The Parties hereby agree to treat all information exchanged between them under this Supplement (hereinafter referred to as "Information") as confidential and agree not to disclose such Information in any manner whatsoever, in whole or in part except as provided in this
         Article 10. The other Party shall not use any Information other than in connection with the discussions between them and any transactions resulting therefrom, or for the borrowing of funds or obtaining of insurance, in which case the lenders or insurance companies are obliged to undersign a confidentiality undertaking which has the equivalent content as this Article 10 before receiving the Information. Each Party shall be liable to the other Party in respect of any unauthorized disclosure of Information made by the lender or by the insurance company to whom it has disclosed Information.

10.3 The Parties will disclose Information only to their directors, employees, professional advisers and agents who need to know such Information for the purposes of providing Roaming services and any transaction resulting therefrom, or for the borrowing of funds or obtaining of insurance and who are informed of the confidential nature of such Information.

10.4 In addition to the above, Information may be transmitted to governmental, judicial or regulatory authorities, as may be required by any governmental, judicial or regulatory authority.

***** Certain information on this page has been omitted from this filing and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.5 For the purposes of the Supplement, Information shall not be considered to be confidential if such Information is:

         a) in or passed into the public domain other than by breach of this Article; or

         b) known to a receiving Party prior to the disclosure by a disclosing Party; or

         c) disclosed to a receiving Party without restriction by a third party that the Receiving Party believes has the full right to disclose; or

         d) independently developed by a receiving Party to whom no disclosure of confidential Information relevant to such Information has been made.

10.6 Article 10 shall survive the termination of this Supplement for a period of ten (10) years but shall not in any way limit or restrict a disclosing Party's use of its own confidential Information.

11.      DATA PRIVACY

11.1 Each Party's obligations hereunder to transfer information to the other Party shall not apply to the extent that a Party is prohibited from doing so by the regulations and laws of its own country applicable to Roaming and/or data protection.

11.2 Each Party shall inform its subscribers that during Roaming, the storage, treatment and transfer of their personal data may be subject to regulation different from the regulation in their own country.

11.3 The Parties confirm that they shall comply with applicable Data Privacy Regulations/Laws. Further Details of Data Privacy aspects are given in Annexes C.6. and I.6

12.      FRAUD PREVENTION

         The Parties shall co-operate in good faith regarding the procedures concerning fraudulent or unauthorised use by Roaming Subscribers. Details of Fraud Prevention procedures are given in Annex C.7.

13.      DURATION OF THIS SUPPLEMENT

         This Supplement comes into force on the Date of this Supplement and shall remain in force until the date that is four (4) years after the Roaming Start Date. Unless either party provides the other with no less than ninety (90) days notice prior to the expiration of the initial term, this Supplement shall continue on a month-to-month basis, subject to termination by either party on ninety (90) days notice.

14.      MISCELLANEOUS

         The Roaming Agreement as supplemented hereby constitutes the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersedes all prior and contemporaneous agreements with respect to such subject matter. Neither the existence nor the terms of this Supplement (or any other agreement, exhibit or annex referred to herein), nor the Parties' performance of their obligations hereunder, shall (i) constitute an approval or consent, or a waiver or modification by any Party of any rights, remedies or obligations that such Party may have (including, without limitation, with respect to exclusivity rights), under any other agreements (including, without limitation, the First Amended and Restated Stockholders' Agreement of Triton PCS Holdings, Inc. dated October 27, 1999, as amended, among certain Affiliates of the Parties) or (ii) be used to interpret the provisions or intent of such Stockholders Agreement in any arbitration, litigation or other adversarial proceeding.

ANNEX C.1 AGREEMENT MANAGEMENT PRINCIPLES

Notices

All notices, information and communications required under this Agreement shall be given in writing and be in the English language and shall be sent either by mail, telefax or preferably secure e-mail to the addresses indicated in Annex I.1.1.

Each Operator specifies only one contact point for exchange of updates to the Agreement.

Structure of Annexes and Addenda

The Annexes are of two types:

                           "Common" Annexes are common for both Parties.

                           "Individual" Annexes consist of two separate parts, one part for each Party. Each Party provides and maintains his own part. This gives the possibility to update e.g. a contact point list individually for each operator.

Each set of individual Annexes holds a revision sheet containing an index of all individual Annexes contained, with the revision status and recognition level.

"Addenda" are common for both Parties.

Revision Procedure

The general revision procedure is specified in the Agreement. For the updating of the Annexes the following procedure is recommended:

                           All updates to the Annexes shall be exchanged by mail or courier. For individual Annexes, each Party updates separately: The updating Party shall forward at least one signed copy of the updated pages, including an updated revision sheet to the contact point indicated in Annex I.1.1. The receiving Party acknowledges/approves the updating by returning the revision sheet duly signed.

                           For common Annexes the updating Party shall forward 2 signed copies of the updated pages to the contact point indicated in Annex I.1.1. The receiving Party approves the updating by returning one of the 2 copies, duly signed.

Each revision shall be clearly identified by its Revision date. For Annexes of informative type (to be acknowledged by receiving Party), the Revision date is equal to the date of issue. For other Annexes, the Revision date is equal to the date when the Annex is approved by both Parties.



DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
                -------------------                     ------------------
APPROVED BY:      Robert Stokes         APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.2 SERVICES

The implementation of Services shall be in accordance with the Technical Specifications with the exception of network specific deviations and/or chosen options agreed by both Parties during the testing phase.

Short Codes

The Parties agree to implement the short codes as detailed in the other Party's Annex I2.2. The agreement on the implementation is only valid after the VPMN operator has confirmed the short code numbers and the implementation date in written form.

[AT&T Wireless currently does not allow GPRS ISP (Internet Service Provider) roaming scenarios on our network. All internet, portal and content access will be directed back to the home PLMN's GGSN through a GRX for these services. Please ensure that the "VPLMN Flag" in your HLR is set to "FALSE" to ensure the proper treatment for your customers while roaming on the AT&T Wireless network.]

[Triton currently does not allow GPRS ISP (Internet Service Provider) roaming scenarios on our network. All internet, portal and content access will be directed back to the home PLMN's GGSN through a GRX for these services. Please ensure that the "VPLMN Flag" in your HLR is set to "FALSE" to ensure the proper treatment for your customers while roaming on the Triton network.]

DATE: 10/03/02 /s/ Robert Stokes        DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:      Robert Stokes         APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.3 BILLING AND ACCOUNTING

Billing and Accounting relating to GSM and/or GPRS Roaming comes into effect as from the confirmed starting date of GSM and/or GPRS commercial roaming, as appropriate.

Billing and Accounting relating to SMS Interworking comes into force based on the provision in the AA.12 for SMS billing

DATE: 10/03/02 /s/ Robert Stokes        DATE: 10/04/02 /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.3.1 INFORMATION ON BILLING DATA

ANNEX C.3.1.1 INFORMATION ON TAP

The implementation of the TAP

The implementation of the TAP necessary to provide GSM services including GPRS shall be in accordance with the GSM Permanent Reference Documents.

Data Exchange Procedure

Interchange of TAP records shall be performed by Electronic Data Interchange
(EDI).

For the time being the transfer schedules for the Parties shall be as follows:

When AT&T is the sending PMN Operator: DAILY

When TRITON is the sending PMN Operator: DAILY

Any changes in the exchange frequencies shall be agreed to in writing at least thirty (30) days before implementation.

When no charging data are available Notification files will be exchanged.

If the sending PMN Operator is unable to support EDI but the receiving PMN Operator does support EDI and call records are not made available to the receiving PMN Operator within the standard timescale, and it subsequently proves impossible after the use of all reasonable efforts for the receiving PMN Operator to recover the call charges from its subscribers, then the charges shall remain at the expense of the sending PMN Operator provided the non-recovery can be specifically related to the delay in transfer.

If the receiving PMN Operator is unable to support EDI but the sending PMN Operator does support EDI then the liability associated with the requirement to transfer data within the standard timescale referred to in the preceding paragraph shall not apply to the sending PMN Operator.

EDI Address as well as Contact Points for enquiries and complaints are defined in Annex I.3.2.

Fallback Procedure

In case of EDI failures or delays in EDI transfer the fallback procedure shall come into effect as specified by TADIG in GSM Permanent Reference Documents.

The fallback procedure as specified by TADIG will only be used in exceptional circumstances and the method of transfer shall be as follows:
COMPACT DISK (CD)WILL BE USED WHEN EDI FAILS OR IS NOT SUPPORTED.

IF AN OPERATOR DOES NOT YET USE CD'S THEN TAPE EXCHANGE WILL COME INTO EFFECT.

Cut off shall be as follows:

CD's or Tapes will be delivered by EXPRESS MAIL TWICE A MONTH AND NOT LATER THAN 10 DAYS AFTER CUT OFF. CUT OFF DATES SHALL BE THE 15TH AND LAST DAY OF THE MONTH. Where there is a delay in sending CD'S OR TAPES, then the other Party shall be immediately advised. Such advice will be communicated by e-mail and phone to the contacts in I.3.2 before the cut off date.

Addresses for CD'S and TAPES as well as Contact Points for enquiries and complaints are defined in Annex I.3.2.

Both parties agree not to return CD'S OR TAPES.

The use of the CD'S OR TAPE EXCHANGE does not change the liability as defined under Data Exchange Procedure above.

Changes in the time schedules

Any changes in the time schedules concerning the exchange of billing files shall be agreed before implementation.

Data Clearing House

In case of using Data Clearing House for data interchange, the responsibilities of a Party remain as they are defined by the GSM Association and in Permanent Reference Documents.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.3.1.2 INFORMATION ON BULK SMS DATA TRANSFER

The implementation of the Bulk SMS Data transfer

The implementation of the Bulk SMS Data transfer shall be in accordance with the GSM Permanent Reference Documents with the exception of network specific deviations and/or chosen options agreed by both parties during the testing phase. The Bulk SMS Data transfer versions implemented by both parties are to be agreed on during the testing phase or mutually agreed to by both parties at a later date.

Data exchange procedure

The sending PMN shall provide the Bulk SMS Data in form of a print out.

This print out shall be sent by express mail or courier.

Where there is a delay in sending data then the other Party shall be immediately advised.

Addresses for Data as well as Contact Points for enquiries and complaints are defined in Annex I.3.2.

Bulk SMS Data shall be transferred at least monthly, even if the amount is zero. The receiving PMN Operator shall not be liable for any bulk charge if the Bulk SMS Data are not made available to him by the end of the second month following the invoicing period. If the receiving PMN Operator contests the Bulk SMS Data, he may request greater detail from the sending Operator, provided a reason is given.

The cost of the transfer will be covered by the sending Operator.

The HPMN is responsible for storing a safety copy of the Bulk SMS Data for six months after the data were made available to the APMN.

ARTICLE 3.1.3

"GPRS Roaming" shall mean General Packet Radio Service Roaming, providing packet mode transmission between PMNs and interworking with external networks. GPRS Roaming allows the service subscriber to send and receive data in an end-to-end packet transfer mode, without utilizing network resources in circuit switched mode, outside of their HPMN. For the avoidance of doubt, and in accordance with the relevant licensing requirements, GPRS Roaming shall not prevent the user's operation of other GSM Services.

ARTICLE 3.1.4

"Session" shall mean the time between PDP Context Activation until PDP Context deactivation or a session crosses the 10pm (PST) (time parameters may vary by carrier and each carrier is not obligated to use 10pm PST as a cutoff time). A single TAP record will be created per GPRS session if the VPMN's billing company can support this requirement, otherwise TAP records will be created based on each VPMN's billing system parameters.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.3.2 F SETTLEMENT PROCEDURE (Multilateral Financial Settlement Program)

The Parties shall carry out settlement according to MFSP guidelines outlined in BA18.

Each Party as VPMN Operator shall prepare a monthly invoice for calls registered during the invoice period made by the visiting subscribers in the visited PMN. Each Party as APMN Operator shall prepare a monthly invoice for SMS-MO registered during the invoice period made by the HPMN's subscribers and prepare a monthly invoice for reversed charge MT SMS registered during the period received by the HPMN's subscribers. Each Party as HPMN Operator shall prepare a monthly invoice for SMS-MT registered during the invoice period by its subscribers.

The invoice period shall in general be a calendar month. However, a single transfer covering a month end shall not be divided between two invoices. The original invoice has to be sent by the 15th of the following month at latest. The invoice and the information shall be sent to the address of the other Party as defined in the Annex I.3.3.

Each Party will issue as appropriate credit notes and or correction invoices, without any delay, for agreed changes to or agreed errors in the basic inter PMN invoices.

The invoice amounts (and credit note amounts if appropriate), for the two directions, shall be offset against each other and included in the MFSP.

Payment shall be made in US dollars.

Payment by the debtor shall be made in accordance with the MFSP timetable and no later than 15Th of the second month after the traffic period.

If the debtor does not pay the net balance by the due date then the creditor shall have the right to charge its normal interest rate on the overdue amount from the due date for payment until payment is made.

The normal interest rate for the Party concerned is:

                           *****% per annum.


Changes in time schedules concerning the exchange of invoices and settlement periods shall be fixed three months before implementation at the latest.

All enquiries and complaints concerning invoicing shall be done through points of contact as defined in Annex I.3.3.

Each Party shall pay its own bank fees.

Each Party shall have the right to terminate the Clearing Settlement method as defined in this Annex and have it replaced by another bilaterally agreed payment method by giving three (3) months written notice. If no agreement can be reached, direct payment in US dollars shall apply.

***** Certain information on this page has been omitted from this filing and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

At all times during a Multilateral Financial Settlement Program, it is the debtor operator's responsibility to ensure its funds are properly transferred through the program to its creditor operators.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.4 CUSTOMER CARE PRINCIPLES

1.       General

         In general, a Roaming Subscriber should contact the Customer Care Services of his home contract partner (Customer Care Services of the HPMN Operator or of Service Providers) while roaming in another network. This home Customer Care Services will provide the first point of contact but may refer the subscriber to the VPMN Customer Care Services if appropriate.

         The Roaming Subscriber is free to contact the VPMN Customer Care Services directly. However, the responsibility remains with the HPMN Operator.

         Each Party will ensure that there is, at least during office hours, an English speaking operator on duty, to whom a Roaming Subscriber can be referred. Further details and the customer care contact numbers are defined in Annex I.4.3.

         The APMN Operator should provide the HPMN Operator with a Customer Care contact point. The HPMN may refer the subscriber to this APMN Customer Care service if appropriate and provided that the APMN Operator agrees.

2.       Roaming Information

         Changes in Emergency Service, Customer Service, Directory Enquiry numbers, and Tariffs shall be exchanged in accordance with the provisions of the Agreement. Each Party shall inform its own subscribers about roaming in the other Party's network.

3.       Network Faults

         In the event of a perceived network fault a Roaming Subscriber should contact the home Customer Care Services while roaming in another network. The home Customer Care Services will provide the first point of contact but may refer the subscriber to the VPMN Customer Care Services if appropriate.

         In the event that the Customer Care Services of one Party has a query concerning potential faults of the other Party's network, then the Customer Care Services shall contact the contact point defined in Annex I.4.1.

         In addition, it may be necessary that technical experts of one Party get into direct contact with the other Party's technical experts (e.g. to establish trouble shooting). In such cases additional contact points shall be provided. These contact points are defined in Annex I.4.1.

Frequently arising faults in the VPMN experienced by Roaming Subscribers and indicated to the HPMN Operator shall be reported to the other Party's contact point defined in Annex I.4.1.

4.       Lost/Stolen SIM and/or USIM-Cards

         In the event that a SIM and/or USIM-card is lost or stolen, the Roaming Subscriber shall be asked to contact his home Customer Care Services. If the subscriber contacts the VPMN Customer Care Services, the VPMN Customer Care Services will provide the subscriber with the contact number of his home Customer Care Services.

5.       Lost/stolen or Faulty Mobile Equipment

         In the event that a mobile equipment is lost, stolen, or faulty, the Roaming Subscriber shall be asked to contact his home Customer Care Services. If the subscriber contacts the VPMN Customer Care Services he will be referred to his home Customer Care Services.

6.       Billing Enquiries

         In the event that a subscriber has an enquiry relating to the amount billed during roaming, the subscriber shall resolve this query with his home Customer Care Services. Any contact with the VPMN will be achieved through his home Customer Care Services.

7.       Customer Service Numbers

         Customer Service Numbers are contained in Annex I.4.2.

8.       Customer Care Contact Numbers

Customer Care Contact Numbers are contained in Annex I.4.3.


DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX 5  TECHNICAL ASPECTS

Technical aspects concerning both the precommercial and commercial phases of GSM and SMS Interworking and GPRS Roaming are dealt with in the Annexes to follow.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.5.1 TESTING

1.       Certification of testing

         Both Parties shall exchange Completion Certificates confirming the successful execution of IREG tests which includes testing of the TAP procedures according to the test specifications of Permanent Reference Documents. Both Parties shall confirm the successful execution of TADIG tests.

2.       Testing of Service availability:

         The parties agree to perform relevant tests of service availability, according to the IREG and TADIG test specifications, every time one of the parties indicates a major change which has an impact on Roaming and SMS Interworking.

3.       Exchange of SIM and/or USIM-Cards

         General

         The issuing operator (the HPMN Operator) will make the bilaterally agreed number of test SIM and/or USIM-cards available to the testing operator (the VPMN Operator) under the following conditions:

         Both Parties exchange test SIM and/or USIM-card(s) as agreed bilaterally in a written notice without any activation fee or any subscription fee. The VPMN Operator will be treated as a customer of the HPMN Operator.

         All necessary information concerning the SIM and/or USIM-card(s), i.e. IMSI, MSISDN, PIN, PUK, shall be forwarded to the VPMN Operator as well.

         The SIM and/or USIM-card(s) remain in the property of the HPMN
         Operator.

         It is only allowed to use the test SIM and/or USIM-card(s) in the VPMN Operator's network for the purpose of testing of Roaming functions.

         TAP-data for traffic generated by these test SIM and/or USIM-card(s) shall be included in the normal billing and accounting procedures between the two PMNs and thereby also invoiced by the VPMN Operator.

         None of the above shall be construed to allow reselling the SIM and/or USIM-card(s) or in any other way forward the SIM and/or USIM-card on conditions that could be negative for the HPMN. The SIM and/or USIM card(s) issued as a result of this paragraph must be and remain in the name of the VPMN Operator.

Tests before the commercial start of roaming services (Precommercial roaming phase) As a general principle, it is agreed that the operator actually using test-SIM and/or USIM-card(s) will not receive a payable bill from the issuing operator for the test calls made in the network under test. TAP-data and bills will only be exchanged for test purposes.

All costs occurring for calls made outside the network under test will be charged by the issuing operator as if they were ordinary customer calls. The testing operator will be fully responsible for these costs. Furthermore, the testing operator is fully liable for all damages and costs incurred by misuse of the test SIM and/or USIM cards.

Unless otherwise agreed, it is the sole responsibility of the VPMN Operator to block Roaming Subscribers of the HPMN Operator during the precommercial phase and in no case the HPMN Operator has to bear the costs incurred by its subscribers roaming in the VPMN.

Tests during the Commercial roaming phase

During the commercial roaming phase the usage of these SIM and/or USIM-card(s) is fully chargeable for traffic charges. The HPMN Operator shall therefore have the right to send a (single) bill to the VPMN Operator for the traffic generated by the exchanged SIM and/or USIM-card(s), however, only if the amount exceeds the bilaterally agreed non chargeable value. The amount charged is only the amount exceeding the non chargeable value calculated on a monthly basis. The non chargeable monthly value for AT&T is $50 USD and for TRITON it is $50 USD.

For control purposes the HPMN Operator will attach an itemized bill to the invoice. The tariffs used are as for normal Roaming Subscribers in the VPMN. The invoice regarding test SIM and/or USIM-card(s) shall be sent to the address defined in Annex I.3.3.

In the event that the VPMN Operator has a query concerning the other Party's test SIM and/or USIM-card(s), then the VPMN Operator shall contact the contact point defined in Annex I.5.1.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02   /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.5.2 SECURITY

Security functions of the individual Operators are specified in Annex I.5.2 and any other PRD documents.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.5.3 INFORMATION ON SIGNALLING INTERCONNECTION AND/OR IP CONNECTIVITY

The implementation of the Signalling Protocols and/or Inter-PLMN backbone (as defined in IREG PRDs) shall be in accordance with the Technical Specifications and relevant GSM Association Permanent Reference Documents with the exception of network specific deviations and/or chosen options agreed by both Parties during the testing phase.

The technical information relevant for Roaming or SMS Interworking shall be exchanged between the Parties as part of IREG testing procedures and IREG PRDs.

Each Party agrees to make its best efforts to give the other Party at least four
(4) weeks prior written notice about changes in the numbering and addressing information with an impact on Roaming or SMS Interworking.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.6 DATA PRIVACY. GENERAL PRINCIPLES

Data Privacy requirements of the individual Operators are defined in Annex
I.6.1.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02   /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.

ANNEX C.7 FRAUD PREVENTION PROCEDURES

1.       General

Each VPMN operator shall use commercially reasonable efforts to provide each HPMN operator with real time visibility of call detail records delivered through a network compatible with the VPMN and HPMN networks. Such information shall be delivered within one hour of the applicable call. In the event that the VPMN provides such real time visibility system, the VPMN shall not be liable in any event for a temporary failure of the system unless the VPMN has been notified of such failure by the HPMN and the VPMN does not take commercially reasonable steps to remedy the failure. If the VPMN has been so notified and has failed to take such commercially reasonable steps, the VPMN shall be liable for all unauthorized usage attributed to HPMN's subscribers during the period from the time VPMN was notified of the problem to the time that the problem has been resolved to the reasonable satisfaction of the HPMN.

Notwithstanding the foregoing, the VPMN Operator shall not be obligated to provide a Report on Suspected Fraud with respect to GPRS, SMS PS Services until the VPMN Operator is technologically capable of providing such reports and until the Parties have agreed in writing on the specific requirements for such reports and have completed testing and validation of a procedure for transferring such reports. Each party agrees to work in good faith and to use commercially reasonable efforts to develop the technology capabilities to provide such reports.

DATE: 10/03/02  /s/ Robert Stokes       DATE: 10/04/02  /s/ David Clark
               -------------------                     ------------------
APPROVED BY:  Robert Stokes             APPROVED BY:  David Clark
SVP Corporate Development               EVP and Chief Financial Officer
For:  AT&T Wireless Services            For: Triton PCS Operating Company L.L.C.